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                                                                   Exhibit 10.18
                      FIRST AMENDMENT TO CREDIT AGREEMENT

     THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "First Amendment"), dated as of May 13, 1999, is entered into among NETCOM SYSTEMS, INC., a California corporation ("Borrower"), the lenders listed on the signature pages hereof (collectively, the "Lenders"), and NATIONSBANK, N.A. (successor by merger to NationsBank of Texas, N.A.), as Administrative Agent (in said capacity, the "Administrative Agent").

                                   BACKGROUND

     A. The Borrower, the Lenders and the Administrative Agent heretofore entered into that certain Credit Agreement, dated as of August 29, 1997 (the "Credit Agreement"; the terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement).

     B. The Borrower, the Lenders and the Administrative Agent desire to make an amendment to the Credit Agreement.

     NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the Borrower, the Lenders and the Administrative Agent covenant and agree as follows:

     1.   AMENDMENTS TO CREDIT AGREEMENT.

     (a) Section 1.1 of the Credit Agreement is hereby amended by adding the following defined terms thereto in proper alphabetical order to read as follows:

          "Cash and Cash Equivalents" means, collectively, the following property: (i) cash (which, after the occurrence and during the continuance of an Event of Default, shall exclude any cash proceeds of Accounts), (ii) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any Lender or with any domestic commercial bank having capital and surplus in excess of $500,000,000,
(iv) repurchase



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     obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper issued by any Lender of the parent corporation of any Lender, and commercial paper rated A-2 or the equivalent thereof by Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc., a New York corporation, or P-2 or the equivalent thereof by Moody's Investors Service, Inc., and in each case maturing within one year after the date of acquisition, and (vi) a readily redeemable "money market mutual fund" advised by a bank described in clause (iii) hereof, or an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, that has and maintains an investment policy limiting its investments primarily to instruments of the types described in clauses (i) through (v) hereof and having on the date of such Investment total assets of at least One Hundred Million Dollars ($100,000,000.00)."

          " 'Restricted Foreign Subsidiary' has the same meaning as the term 'Foreign Restricted Subsidiary'."

          " 'Unencumbered Cash and Cash Equivalents' means Cash and Cash Equivalents of the Borrower and the Restricted Subsidiaries of the Borrower that are not subject to or covered by any Lien or any negative pledge, escrow arrangement or other restriction on the use or disposition thereof by the Borrower or the applicable Restricted Subsidiary of the Borrower; provided, however, that to the extent that any of the Cash and Cash Equivalents of the Borrower or any Restricted Subsidiaries of the Borrower are subject to or covered by any Lien that (i) constitutes a Permitted Lien under clause (q) or clause (r) of the definition of "Permitted Liens", and
     (ii) secures only the customary and recurring service fees of the holder of such Lien in connection with such Cash and Cash Equivalents, the portion of such Cash and Cash Equivalents in excess of the aggregate amount of such customary and recurring service fees for one calendar quarter (or such longer period of time as the holder of such Lien may utilize in charging such fees, if applicable) shall not be excluded from constituting Unencumbered Cash and Cash Equivalents by virtue of the existence of such Lien."

     (b) The definition of "Permitted Distributions" set forth in Section 1.1 of the Credit Agreement is hereby amended by (i) adding the parenthetical clause "(other than redemptions and dividends permitted by clause (e) of this definition)" after the word "to" in the first line of clause (a) thereof and
(ii) adding the following after the last existing paragraph thereof:

          "(e) redemptions of, and related dividends with respect to, the NetCom Redeemable Preferred Stock if, and to the extent that,
                (i) such redemptions and the payment of related dividends takes place on or before December 31, 1999, (ii) such redemptions and related dividends do not exceed $56,000,000 in the aggregate amount, (iii) contemporaneously with such redemptions and the payment of such related dividends, 100% of the


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            Netcom Redeemable Preferred Stock is redeemed and cancelled by the
            Borrower and the Borrower thereafter has no further payment obligations in connection with such Netcom Redeemable Preferred Stock, (iv) prior to the making and payment of any such redemptions and related dividends, the Borrower has consummated an initial Public Equity Offering of common stock of the Borrower and the Borrower has received at least $65,000,000 in Net Cash Proceeds therefrom, (v) immediately prior to, and after giving effect to, such redemptions and the payment of such related dividends, no Default or Event of Default exists, and (vi) at least 5 Business Days prior to the date of making or payment (whichever is earlier) of any such redemption or any such related dividend, the Administrative Agent has received a Compliance Certificate from the Borrower evidencing compliance with the requirements of clause (v) above."

     (c) The Administrative Agent and each of the Lenders hereby acknowledge and agree that the prepayment provisions of Section 2.5(d) of the Credit Agreement shall not apply to the Net Cash Proceeds received by the Borrower in connection with the initial Public Equity Offering of common stock of the Borrower contemplated by paragraph (e) of the definition of "Permitted Distributions" in the Credit Agreement if the Borrower utilizes such Net Cash Proceeds, or a portion thereof, to redeem and cancel 100% of the Netcom Redeemable Preferred Stock in accordance with the provisions of such paragraph
(e).

     (d) Section 7.15 of the Credit Agreement is hereby amended in its entirety to read as follows:

          "Section 7.15. Fiscal Year. Neither the Borrower nor any Restricted Subsidiary of the Borrower shall change its fiscal year from December 31."

     (e)  Article 7 of the Credit Agreement is hereby amended by adding Section
7.19 to the end thereof to read as follows:

          "Section 7.19 Minimum Liquidity. The Borrower and the Restricted Subsidiaries of the Borrower shall, at all times after the payment of the redemptions and related dividends with respect to the Redeemable Preferred Stock pursuant to paragraph (e) of the definition of "Permitted Distributions" in the Credit Agreement, on a consolidated basis, maintain Unencumbered Cash and Cash Equivalents in an aggregate amount of at least
     (i) $10,000,000 plus (ii) the aggregate outstanding principal balance of the Revolving Credit Notes at such time."

     (f) In addition to the scheduled payments of the outstanding principal balance of the Term Loan Advances required by Section 2.8(b) of the Credit Agreement and in addition to any

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other or additional payments that may be required under the Loan Documents with respect to the Term Loan Advances, on each of the two Quarterly Dates immediately next succeeding the consummation of the initial Public Equity Offering of common stock of the Borrower contemplated by paragraph (e) of the definition of "Permitted Distributions" the Borrower shall repay an additional $5,000,000 of the outstanding principal amount of the Term Loan Advances. Such additional principal payments by the Borrower shall be applied to the regularly scheduled payment of the Term Loan Advances in the inverse order of their maturity.

      2. REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT. By its execution and delivery hereof, the Borrower represents and warrants that, as of the date hereof and after giving effect to the amendments contemplated by the foregoing Section 1:

      (a) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof as if made on and as of such date (except insofar as any such representation or warranty relates specifically to a different date by its own terms, in which case such representation or warranty is true and correct in all material respects as of such specified date);

      (b)   no event has occurred and is continuing which constitutes a Default;

      (c) the Borrower has full power and authority to execute and deliver this First Amendment and the Credit Agreement, as amended hereby, and this First Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms, except as enforceability may be limited by applicable debtor relief laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws; and

      (d) no authorization, approval consent, or other action by, notice to, or filing with, any governmental authority or other Person, is required for the execution, delivery or performance by the Borrower of this First Amendment.

      3. CONDITIONS OF EFFECTIVENESS. This First Amendment shall be effective as of May 13, 1999, subject to the following;

      (a) The Administrative Agent shall have received counterparts of this First Amendment executed by the Determining Lenders;

      (b) The Administrative Agent shall have received counterparts of this First Amendment executed by the Borrower, and


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     (c)  the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and its counsel, such other documents, certificates and instruments as the Administrative Agent shall require.

     4.   REFERENCE TO THE CREDIT AGREEMENT.

     (a) Upon the effectiveness of this First Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", or words of like import shall mean and be a reference to the Credit Agreement, as amended by this First Amendment.

     (b) The Credit Agreement, as amended by this First Amendment, and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

     5. COSTS, EXPENSES AND TAXES. The Borrower agrees to promptly pay all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this First Amendment and the other instruments and documents to be delivered hereunder (including, but not limited to, the reasonable fees and disbursements of Special Counsel).

     6. EXECUTION IN COUNTERPARTS. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

     7. GOVERNING LAW; BINDING EFFECT. This First Amendment shall be governed by and construed in accordance with the laws of the State of Texas and shall be binding upon the Borrower and each Lender and their respective successors and assigns.

     8. HEADINGS. Section headings in this First Amendment are included herein for convenience of reference only and shall not constitute a part of this First Amendment for any other purpose.

     9. ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS FIRST AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


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     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as the date first above written.

                                        NETCOM SYSTEMS, INC.

                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------


                                        NATIONSBANK, N.A. (successor by merger
                                        to NationsBank of Texas, N.A.), as
                                        Administrative Agent, Issuing Bank and
                                        a Lender


                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                        BANKBOSTON, N.A., as Documentation Agent and a Lender


                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------


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